As filed with the U.S. Securities and Exchange Commission on February 28, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PubMatic, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5863224
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
PubMatic, Inc.
Not Applicable
(Address of Principal Executive Offices) (Zip Code)

2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan
(Full title of the plans)

Rajeev K. Goel
Chief Executive Officer
PubMatic, Inc.
Not Applicable
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Mark Stevens James D. Evans Aman Singh Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Andrew Woods Joe Heuer PubMatic, Inc. Not Applicable

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, PubMatic, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 2,635,259 additional shares of common stock available for issuance under the Registrant’s 2020 Equity Incentive Plan (“2020 EIP”), pursuant to the provision of the 2020 EIP providing for an automatic annual increase in the number of shares reserved for issuance and (b) 527,051 additional shares of common stock available for issuance under the Registrant’s 2020 Employee Stock Purchase Plan (“2020 ESPP”), pursuant to the provision of the 2020 ESPP providing for an automatic annual increase in the number of shares reserved for issuance.
In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2020 EIP and 2020 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on December 9, 2020 (Registration No. 333-251237), March 26, 2021 (Registration No. 333-254752) and March 1, 2022 (Registration No. 333-263129), to the extent not superseded hereby. In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 28, 2023 pursuant to Section 13 of the Exchange Act;
(b)all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c)the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39748) filed with the Commission on November 30, 2020 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on March 26, 2021.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.
The following exhibits are filed herewith:

		Incorporated by Reference
Exhibit Number	Description of Document	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation	10-K	001-39748	3.1	03/26/2021

4.2	Amended and Restated Bylaws					X

4.3	Form of Class A Common Stock Certificate	S-1/A	333-250077	4.1	11/30/2020

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2020 Equity Incentive Plan, and forms of award agreements	S-1/A	333-250077	10.5	11/30/2020

99.2	2020 Employee Stock Purchase Plan, and form of subscription agreement	S-1/A	333-250077	10.6	11/30/2020

107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on this 28th day of February, 2023.

PUBMATIC, INC.

By:	/s/ Rajeev K. Goel
Rajeev K. Goel Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rajeev K. Goel, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rajeev K. Goel	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2023
Rajeev K. Goel

/s/ Steven Pantelick	Chief Financial Officer (Principal Financial Officer)	February 28, 2023
Steven Pantelick

/s/ Michael van der Zweep	Controller (Principal Accounting Officer)	February 28, 2023
Michael van der Zweep

/s/ Cathleen Black	Director	February 28, 2023
Cathleen Black

/s/ W. Eric Carlborg	Director	February 28, 2023
W. Eric Carlborg

/s/ Susan Daimler	Director	February 28, 2023
Susan Daimler

/s/ Amar K. Goel	Director	February 28, 2023
Amar K. Goel

/s/ Shelagh Glaser	Director	February 28, 2023
Shelagh Glaser

/s/ Jacob Shulman	Director	February 28, 2023
Jacob Shulman